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                                                                    EXHIBIT 99.1

                                 (LEXICON LOGO)

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE

                LEXICON GENETICS ANNOUNCES $40 MILLION FINANCING

THE WOODLANDS, TEXAS, OCTOBER 23, 2006 - Lexicon Genetics Incorporated (Nasdaq:
LEXG) announced today that it has entered into agreements with selected institutional investors for the purchase of up to 10,582,011 shares of its common stock at a purchase price of $3.78 per share. Net proceeds to Lexicon from the offering are expected to be approximately $37.5 million after deducting estimated offering expenses. Banc of America Securities LLC acted as lead placement agent for the offering and Lazard Capital Markets LLC acted as co-placement agent.

All of the shares are being offered by Lexicon under an effective shelf registration statement previously filed with the Securities and Exchange Commission. The shares of common stock may only be offered by means of a prospectus. Copies of the prospectus supplement relating to this offering, when available, may be obtained from Banc of America Securities LLC, Capital Markets (Prospectus Fulfillment) by e-mail to dg.prospectus_distribution@bofasecurities.com or by mail to Banc of America Securities LLC, Capital Markets Operations, 100 West 33rd Street, 3rd Floor, New York, NY 10001 or by contacting Lazard Capital Markets LLC at 30 Rockefeller Plaza, 60th Floor, New York, New York 10020.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities. There shall not be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

ABOUT LEXICON GENETICS

Lexicon Genetics is a biopharmaceutical company focused on discovering and developing breakthrough treatments for human disease. Lexicon is systematically discovering the physiological and behavioral functions of genes to identify potential points of therapeutic intervention, or drug targets. Lexicon makes these discoveries using its proprietary gene knockout technology to model the physiological effects that could be expected from prospective drugs addressing these targets. For targets that the company believes have high pharmaceutical value, it engages in programs for the discovery and development of small molecule, antibody and protein drugs. Lexicon has advanced knockout-validated targets into drug discovery programs in six therapeutic areas: diabetes and obesity, cardiovascular disease, psychiatric and neurological disorders, cancer, immune system disorders and ophthalmic disease. Lexicon is working both independently and through collaborations and strategic alliances to accelerate the development and commercialization of its discoveries.

SAFE HARBOR STATEMENT

This press release contains "forward-looking statements," including statements relating to Lexicon's growth and future operating results, discovery and development of products, strategic alliances and intellectual property, as well as other matters that are not historical facts or information. All forward-looking statements are based on management's current assumptions and expectations and involve risks,

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uncertainties and other important factors, specifically including those relating to Lexicon's ability to successfully conduct preclinical and clinical development of other potential drug candidates, advance additional candidates into preclinical and clinical development, obtain necessary regulatory approvals, achieve its operational objectives, obtain patent protection for its discoveries and establish strategic alliances, as well as additional factors relating to manufacturing, intellectual property rights, and the therapeutic or commercial value of its drug candidates, that may cause Lexicon's actual results to be materially different from any future results expressed or implied by such forward-looking statements. Information identifying such important factors is contained under "Factors Affecting Forward-Looking Statements" and "Business - Risk Factors" in Lexicon's annual report on Form 10-K for the year ended
December 31, 2005, as filed with the Securities and Exchange Commission. Lexicon undertakes no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT FOR LEXICON GENETICS:
Bobbie Faulkner
Manager, Investor Relations
281/863-3503
bfaulkner@lexgen.com